Exhibit 23.4


                                   CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-3) of Playboy Enterprises, Inc. ("Playboy") and in the related Prospectus of our reports dated September 5, 2001, with respect to the consolidated financial statements of Califa Entertainment Group, Inc. and the financial statements of V.O.D., Inc. included in the Current Report on Form 8-K/A dated September 19, 2001 of Playboy. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Kirsch, Kohn & Bridge LLP

Los Angeles, California
September 20, 2001